                                                                     Exhibit 5.1

SHNITZER, GOTLIEB, SHARON & CO.

                            Tel Aviv, February 20, 2004

LIPMAN ELECTRONIC ENGINEERING LTD.
11 Haamal Street, Park Afek
Rosh Haayin 48092
Israel

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-8 (the "Registration
Statement") to be filed with the Securities and Exchange Commission under the
Securities Act of 1933, as amended (the "Act"), on behalf of Lipman Electronic
Engineering Ltd., an Israel corporation (the "Company"), relating to an
1,470,150 Ordinary Shares, NIS 1.00 nominal value (the "Ordinary Shares") to be issued under the Lipman Electronic Engineering Ltd. 2003 Stock Option Plan, the
Lipman Electronic Engineering Ltd. 2004 Stock Option Plan, the Management
Contract between the Company and Jacob Perry Management Services Ltd. and
certain option agreements (together, the "Plans").

         As counsel to the Company, we have examined such corporate records, other documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion and, upon the basis of such examinations, advise you that in our opinion all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Ordinary
Shares pursuant to the Plans and the Ordinary Shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the terms of the Plans, will be duly authorized, validly issued, fully paid and non-assessable.

         The opinion expressed herein is limited to Israeli law, and we do not express any opinion as to the laws of any other jurisdiction.

         We consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration
Statement under the provisions of the Act.

                                        Very truly yours,

                                        /s/ Shnitzer, Gotlieb, Sharon & Co.
                                        -----------------------------------
                                        Shnitzer, Gotlieb, Sharon & Co.